EXHIBIT 99

              PRESS RELEASE OF SEPTEMBER 25, 1997

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                       EXHIBIT 99

             PRESS RELEASE OF SEPTEMBER 25, 1997

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FOR IMMEDIATE RELEASE                     Contact: Richard Ruben
September 25, 1997                        Harris Financial, Inc.
                                       (717) 231-7535, Ext. 2253



McLaughlin Resigns Harris Presidency; James Durrell Named Acting
President

HARRISBURG, Pa - William J. McLaughlin, the president and chief executive officer of Harris Financial, Inc., the holding company for Harris Savings Bank, today announced his resignation effective November 1. After 19 years with Harris Savings, including three years in the presidency, McLaughlin said he felt it was time for a change of pace.

McLaughlin's career in banking spans 32 years. He joined Harris in 1979 as vice president of lending, was named executive vice president and chief operating officer in 1988, and president and chief executive officer in 1994.

In announcing his resignation, McLaughlin says he plans to maintain his residency in central Pennsylvania, act as an advisor to Harris and remain active in the community. He is also looking forward to spending some time at his new house in Florida.

The Board of Directors accepted McLaughlin's resignation, and has appointed James Durrell, the executive vice president and chief financial officer for Harris Financial, as acting president and chief executive officer. "I am honored to have the opportunity to lead the company in these exciting times of change," said Durrell. "Bill McLaughlin will be missed. Recent additions to the Bank's executive staff will ensure a smooth transition that will in no way hamper the growth of Harris Savings Bank and its new holding company, Harris Financial."


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The Board has granted Mr. McLaughlin an award for past services, including a bonus for performance in 1997.

Robert Kessler, a member of the Harris Financial Board of Directors, says the board is confident the company is in good hands. "Jim Durrell has played a key role in many of our most successful efforts in recent years, including taking this company public," he says. "There is no doubt that Harris will continue to be a strong, independent organization with Jim Durrell at the helm."

James Durrell, 61, joined the then-named Harris Savings Association as its chief financial officer in 1988. He led the financial side of the organization through great change, including the creation of Harris Savings Bank in 1992 and taking the company public in 1994. Durrell recently led efforts to create Harris Financial, a mid-tier holding company for the organization.

In his new role as acting president and chief executive officer, Durrell will be dedicated to making Harris Financial and Harris
Savings Bank a full-service financial institution that serves all of the needs of consumers and businesses as well as Harris shareholders.

Jim Durrell is a graduate of the University of Vermont with a degree in Banking and Finance. He holds an MBA in Finance from Fairleigh-Dickinson University. He is a past president of the central Pennsylvania chapter of the Financial Executives Institute, past president of the Harrisburg chapter of the Institute of Management Accountants, and past director of the Institute of Financial Education.

Durrell's career started with General Electric Company's Business Training Program, where he graduated second in his class. From GE, Durrell went on to become a financial analyst and corporate financial planner with Burroughs Corporation (now UNISYS). In 1980, he joined Commonwealth National Bank


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as their chief financial officer, a post he continued to hold until joining Harris Savings.

Joseph Arthur, vice president and treasurer of Harris Savings
Bank, will assume Mr. Durrell's duties as acting chief financial officer.

Harris Financial, Inc. is a $2.1 billion financial institution operating 33 branch offices located in central Pennsylvania and Washington County, Maryland. The company stock is traded on the NASDAQ market under the symbol "HARS."